Exhibit 23.2

               Consent of Independent Certified Public Accountants

We have issued our report dated February 26, 1999, accompanying the combined financial statements of TMF, Inc. and HRN Marketing Corp. contained in the Registration Statement on Form S-1 (No. 333-90601) filed by Hotel Reservations Network, Inc. which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in the Registration Statement on Form S-8.


GRANT THORNTON LLP

Dallas, Texas
February 23, 2000